UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): March 31, 2016

3D MAKERJET, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-157783	26-4083754
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4303 Vineland Rd. F2 Orlando, Florida	32811
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 407-930-0807

_________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      .  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      .  Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – Corporate Governance and Management

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 31, 2016, the board of directors and majority shareholders of 3D MarketJet, Inc. (the “Company”) approved the adoption of the 3D MakerJet, Inc. 2016 Equity Incentive Plan (the “2016 Equity Incentive Plan”). The description of the 2016 Equity Incentive Plan provided below is qualified in its entirety by reference to the complete terms of the 2016 Equity Incentive Plan, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

The purpose of the 2016 Equity Incentive Plan is to foster and promote the Company’s long-term financial success and increase stockholder value by motivating performance through incentive compensation. The 2016 Equity Incentive Plan is intended to encourage participants to acquire and maintain ownership interests in the Company and to attract and retain the services of talented individuals upon whose judgment and special efforts the successful conduct of the Company’s business is largely dependent.

The 2016 Equity Incentive Plan became effective upon its approval by the majority of stockholders on March 31, 2016 and, unless earlier terminated, will continue until March 31, 2026. A total of 13,000,000 shares of common stock may be issued under the 2016 Equity Incentive Plan.

The 2016 Equity Incentive Plan provides for the granting of incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock, stock units, performance shares and performance units to our employees, officers, directors and consultants, including incentive stock options, non-qualified stock options, restricted stock, and other benefits.

No securities have yet been issued under the 2016 Equity Incentive Plan.

SECTION 9 – Financial Statements and Exhibits

Item 9.01

Financial Statements and Exhibits

Exhibit No.	Description
99.1	2016 Equity Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 13, 2016	3D MakerJet, Inc.

By: /s/ John Crippen
John Crippen
Chief Executive Officer